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                                                                  EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT


                 THIS AGREEMENT, effective as of the 31st day of March, 1994, by and between ______________________________ (the "Employee") and AIRTOUCH COMMUNICATIONS, a California corporation (the "Corporation"),


                              W I T N E S S E T H:


                 WHEREAS, the Corporation wishes to employ the Employee as its __________________ or in another position with comparable compensation, either with the Corporation or with another entity in which the Corporation has a direct or indirect ownership interest of not less than fifty percent (50%) (an "Affiliate"); and

                 WHEREAS, the Employee is willing to accept such employment upon the terms and conditions set forth below:

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the employment of the Employee by the Corporation or an Affiliate, the parties agree as follows:


1.       Term of Employment.

         (a) Basic Rule. The Corporation agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Corporation, from the effective date of this Agreement until the date when the Employee's employment terminates pursuant to the provisions of this Agreement.

         (b) Early Termination. Subject to Sections 6 and 7, the Corporation may terminate the Employee's employment by giving the Employee thirty (30) days' advance notice in writing. The Employee may terminate the Employee's employment by giving the Corporation thirty (30) days' advance notice in writing. The Employee's employment shall terminate automatically in the event of the Employee's death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

         (c) Cause. Subject to Section 6, the Corporation may terminate the Employee's employment for Cause by giving the Employee thirty (30) days' advance notice in writing. For all purposes under this


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                 Agreement, "Cause" shall mean (i) a willful failure by the
                 Employee to substantially perform the Employee's duties hereunder, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Corporation, (iii) a willful breach by the Employee of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation. No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Corporation's best interest.

         (d) Disability. Subject to Section 6, the Corporation may terminate the Employee's employment for Disability by giving the Employee six (6) months' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform the Employee's duties under this Agreement for a period of not less than six (6) consecutive months as the result of the Employee's incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of the Employee's duties hereunder before the termination of the Employee's employment under this Subsection (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

         (e) Rights Upon Termination. Except as expressly provided in Sections 6 and 7, upon the termination of the Employee's employment pursuant to this Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Corporation to the Employee upon the termination of the Employee's employment.

         (f) Termination of Agreement. Except as otherwise provided in this Subsection (f), this Agreement shall terminate when all obligations of the parties hereunder have been satisfied. In addition, either the Corporation or the Employee may terminate this Agreement for any reason, and without affecting the Employee's status as an employee, by giving the other party one (1) year's advance notice in writing. A termination of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits under this Agreement on account of a termination of employment occurring prior to the termination of this Agreement.


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2.       Duties and Scope of Employment.

         (a) Position. The Corporation agrees to employ the Employee for the term of employment under this Agreement in the position of __________________ (as such position was defined in terms of responsibilities and compensation as of the effective date of this Agreement) or in another position offering comparable compensation, either with the Corporation or with an Affiliate.

         (b) Obligations. During the term of employment under this Agreement, the Employee shall devote the Employee's full business efforts and time to the Corporation and its Affiliates. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Employee's responsibilities to the Corporation.

3.       Base Compensation.

         During the term of employment under this Agreement, the Corporation agrees to pay the Employee as compensation for services a base salary at the annual rate of $___,___, or at such higher rate as the Corporation's Compensation and Personnel Committee of the Board of Directors may determine from time to time. Such salary shall be payable in accordance with the Corporation's standard payroll procedures. Once the Corporation's Compensation and Personnel Committee of the Board of Directors has increased such salary, it thereafter shall not be reduced; provided that, if a Change in Control has not occurred, such salary (including any increases) may be reduced by the Corporation if (i) the Employee commits an act or omission that meets the definition of Cause, as defined in Section 1(c), or (ii) the Employee and all other officers of the Corporation and its Affiliates who are parties to written employment agreements containing substantially the same provisions as this Agreement have their salaries (including any increases) reduced by the same percentage amount for the same time period. The annual compensation specified in this Section 3, together with any increases in such compensation that the Compensation and Personnel Committee of the Board of Directors of the Corporation may grant from time to time, and together with any reductions made in accordance with this Section 3, is referred to in this Agreement as "Base Compensation."


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4.       Employee Benefits.

         During the term of employment under this Agreement, the Employee shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Corporation for management employees, including (without limitation) pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any person or committee administering such plan or program.

5.       Business Expenses and Travel.

         During the term of employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with the Employee's duties hereunder. The Corporation shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Corporation's generally applicable policies.

6.       Change in Control.

         (a) Definition. For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                 (i)      Both:

                          (A) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing at least twenty percent (20%) of the total voting power represented by the Corporation's then outstanding voting securities; and

                          (B) The beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the "continuing directors" (as defined below); or

                 (ii) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing at least fifty percent (50%) of the total voting power represented by the Corporation's then outstanding voting securities; or


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                 (iii)    A change in the composition of the Corporation's
                          Board of Directors occurs, as a result of which fewer than two-thirds (2/3) of the incumbent directors are directors (the "continuing directors") who either:

                          (A) Had been directors of the Corporation on the "look-back date" (as defined below) (the "original directors"); or

                          (B) Were elected, or nominated for election, to such Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

                 (iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, if such merger or consolidation would result in the voting securities of the Corporation outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or less of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                 (v) The shareholders of the Corporation approve (A) a plan of complete liquidation of the Corporation or
                          (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                 For purposes of Paragraphs (i) and (ii) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation,
                 (B) a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation and (C) Pacific Telesis Group.

                 For purposes of Paragraph (iii) above, the term "look-back date" shall mean the later of (A) April 1, 1994, or (B) the date twenty-four (24) months prior to the date of the event that may constitute a Change in Control.

                 Any other provision of this Subsection (a) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the
                 Corporation:


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                          (A)   A transaction, the sole purpose of which is to
                                change the state of the Corporation's
                                incorporation; or

                          (B) A transaction, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

       (b) Severance Payment. The Employee shall be entitled to receive a severance payment from the Corporation (the "Severance Payment") if a Qualifying Termination, as defined in Section 12(j), occurs. The Severance Payment shall be made in a lump sum not less than thirty-one (31) days nor more than one hundred twenty
               (120) days following the date of the Qualifying Termination and shall be in an amount determined under Subsection (c) below.
               The Severance Payment shall be in lieu of any further payments to the Employee under Section 3 and any further accrual of benefits under Section 4 with respect to periods subsequent to the date of the Qualifying Termination. The Severance Payment shall not reduce or offset any benefits to which the Employee may be entitled under Section 7.

       (c) Amount. The Amount of the Severance Payment shall be equal to the following:

                   (i) One (1) times the Employee's Base Compensation in effect on the date of the Qualifying Termination; plus

                   (ii) One hundred percent (100%) of the "standard award," within the meaning of the AirTouch Communications Short-Term Incentive Plan, for the Employee's position rate as of the date of the Qualifying Termination (the "Standard Award").

               Any other provision of this Agreement or of the AirTouch Communications Short-Term Incentive Plan notwithstanding, after the amount described in this Subsection (c) has been paid to the Employee, the Employee shall have no further interest in such Incentive Plan.

       (d) Life Insurance, Health Plan Coverage and Financial Counseling. If a Qualifying Termination occurs and if the Employee does not elect any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, then the Employee (and, where applicable, the Employee's dependents) shall be entitled, in addition to the Severance Payment, to continue participation for a period of two (2) years


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               following the date of the Qualifying Termination in the basic and supplemental group term life insurance plan and in the health care plan for management employees maintained by the Corporation, as if the Employee were still an employee of the Corporation. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to the Employee's salary immediately prior to the Qualifying Termination. To the extent that the Corporation finds it undesirable to cover the Employee under its group life insurance and health plans, the Corporation (at its own expense) shall provide the Employee with the same level of coverage under individual policies. The Corporation shall also provide to the Employee for one (1) year after the Qualifying Termination professional financial counseling services comparable in scope and value to the financial counseling services made available to the Employee immediately prior to the Change in Control.

       (e) Accelerated Vesting in Incentive Awards. If, during the term of this Agreement, a Change in Control occurs with respect to the Company, then each of the incentive awards heretofore or hereafter granted to the Employee by the Corporation or an Affiliate shall become fully vested, fully exercisable or fully payable, as the case may be, any contrary provisions of such awards or the applicable plan notwithstanding. The term "incentive award" shall include, without limitation, all awards under the AirTouch Communications 1993 Long-Term Stock Incentive Plan, all other awards with respect to equity or derivative securities of the Corporation or an Affiliate, and all cash incentive awards.

       (f) Accelerated Vesting in Supplemental Pension Benefits. If, during the term of this Agreement, a Change in Control occurs with respect to the Company, then all of the Employee's supplemental pension benefits shall become fully vested, any contrary provisions of the applicable plan notwithstanding. The term "supplemental pension benefit" shall include, without limitation, all benefits under the AirTouch Communications Supplemental Executive Pension Plan and all other retirement benefits provided under a plan or program of the Corporation or an Affiliate that is not intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

       (g) Additional Payment. If a Qualifying Termination occurs and if the Corporation refuses or fails to timely pay or provide the compensation and benefits specified in this Agreement upon demand as provided in Section 12(c), and if such refusal or failure is not corrected within ten (10) business days after written notice thereof by the Employee to the Corporation, then the Corporation shall pay immediately to the Employee an additional amount equal to fifty percent (50%) of the Employee's Base Compensation. This provision shall apply only once.


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       (h)     No Mitigation.  The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

   7.          Involuntary Termination Without Cause or Disability.

                 (a) Continuation Period. In the event that, during the term of this Agreement, the Corporation terminates the Employee's employment for any reason other than Cause or Disability, the Employee shall be entitled to receive all of the payments and benefit coverage described in the succeeding subsections of this
                          Section 7. Except as otherwise provided herein, the benefit coverage described in Subsections (c) and (d) below shall continue for the period commencing on the date when the employment termination is effective and ending on the earlier of (i) the first anniversary of the date when the employment termination is effective or (ii) the date of the Employee's death (the "Continuation Period").

                   (b) Cash Payment. The Corporation shall pay to the Employee in a lump sum, not less than thirty-one
                          (31) days nor more than one hundred twenty (120) days following the date of the employment termination, an amount equal to the following:

                          (i)     One (1) times the Employee's Base
                                  Compensation in effect on the date of the employment termination; plus

                          (ii)    One hundred percent (100%) of the Standard
                                  Award.

                          Any other provision of this Agreement or of the AirTouch Communications Short-Term Incentive Plan notwithstanding, after the amount in this Subsection
                          (b) has been paid to the Employee, the Employee shall have no further interest in such Incentive Plan.


                   (c) Life Insurance and Health Plan Coverage. During the Continuation Period, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation in the basic and supplemental group term life insurance plan and in the health care plan for management employees maintained by the Corporation, as if the Employee were still an employee of the Corporation, but only if the Employee does not elect any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Where applicable, the Employee's salary for purposes of such plans shall


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                          be deemed to be equal to the Employee's Base
                          Compensation in effect on the date of the employment termination. To the extent that the Corporation finds it undesirable to cover the Employee under its group life insurance and health plans, the Corporation (at its own expense) shall provide the Employee with the same level of coverage under individual policies.

                   (d) No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 7, nor shall any such payment or benefit be reduced by any earnings or benefits that the Employee may receive from any other source.

   8.        Limitation on Payments.

                   (a) Basic Rule. Any provision of this Agreement to the contrary notwithstanding, in the event that the independent auditors retained by the Corporation most recently prior to a Change in Control (the "Auditors") determine that any payment or transfer by the Corporation to or for the benefit of the Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Corporation for federal income tax purposes because of section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 8, the "Reduced Amount" shall be the amount, expressed as a present value, that maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Corporation because of section 280G of the Code.

                   (b) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Corporation because of section 280G of the Code, then the Corporation, within five (5) business days after being notified by the Auditors, shall give the Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Employee may then elect, in the Employee's sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Corporation in writing of this election within thirty (30) days of receipt of notice. If no such election is made by the Employee within such thirty (30) day period, then the Corporation may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Employee promptly of such election. For purposes of this Section 8, present


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                          values shall be determined in accordance with section
                          280G(d)(4) of the Code. All determinations made by the Auditors under this Section 8 shall be binding upon the Corporation and the Employee and shall be made within sixty (60) days of the date of the employment termination.

                   (c) Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Corporation that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Corporation could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that the Employee shall repay to the Corporation, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by the Employee to the Corporation if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Corporation to or for the benefit of the Employee, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code.

9.             Successors.

                   (a) Corporation's Successors. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which the Employee would have been entitled hereunder if the Corporation had involuntarily terminated the Employee's employment without Cause or


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                          Disability, on the date when such succession becomes
                          effective. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets that executes and delivers the assumption agreement described in this Subsection (a) or that becomes bound by this Agreement by operation of law.

                   (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.            Notice.

               Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address that the Employee most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.


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11.            Trade Secrets.

                   (a) Protected Information. The Employee agrees not to disclose to others, or take or use for the Employee's own purposes or the purposes of others, during or after the Employee's employment, any Information owned or controlled by Pacific Telesis Group, by the Corporation or by any Affiliate (collectively, "Pacific"). The Employee agrees that these restrictions shall also apply to all (i) Information in Pacific's possession belonging to third parties, and (ii) Information conceived, originated, discovered or developed, in whole or in part, by the Employee. As used herein, "Information" includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Employee's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless Pacific advises the Employee otherwise in writing.

                   (b) Termination of Employment. The Employee agrees that on termination of employment, the Employee shall return to Pacific all property belonging to Pacific, including all documents or other media in the Employee's possession or control that in any way incorporate or reflect any Information.

12.            Miscellaneous Provisions.

                   (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Corporation (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                   (b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have


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                          been made or entered into by either party with
                          respect to the subject matter hereof. In addition, the Employee hereby acknowledges and agrees that this Agreement supersedes in its entirety the Employment Agreement between the Employee and Pacific Telesis Group in effect immediately prior to the effective date of this Agreement. As of the effective date of this Agreement, such Employment Agreement shall terminate without any further obligation by either party thereto, and the Employee hereby relinquishes any further rights that the Employee may have had under such Employment Agreement.

                   (c) Presumption. Subject to the provisions of Section 8, the Corporation shall make a payment described in this Agreement upon receiving written notice from the Employee describing such payment, referring to the provision of this Agreement under which such payment is claimed and certifying that all conditions for such payment, as set forth in this Agreement, have been satisfied. The information so furnished to the Corporation by the Employee shall be presumed to be correct, subject to rebuttal by the Corporation after making payment. After making the payment claimed by the Employee, the Corporation may seek a refund of such payment in accordance with Subsection (g) below. This Subsection (c) shall not be used to cause a payment to be made at a time earlier than provided in this Agreement.

                   (d) No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement.

                   (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, irrespective of California's choice-of-law principles.

                   (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                   (g) Arbitration. Except as otherwise provided in Section 8, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded. Notwithstanding the foregoing, a dispute or controversy over whether Cause exists for the termination of an Employee, when such termination occurred within three (3) years after a Change in Control, or a dispute or controversy over whether a Constructive Termination has occurred, shall be arbitrated by a three- (3-) member panel of the outside directors of the Corporation, with the selection of the panel to be made by the Chairman, as of one (1) year prior to the Change in Control, of the Corporation's Board of Directors. If three (3) such individuals are unwilling to serve as arbitrators, the preceding sentence shall be inapplicable, and all disputes and controversies shall be subject to arbitration in accordance with the rules of the American Arbitration Association, as provided above in this Subsection (g). For purposes of this Subsection (g), "outside directors" shall mean members of the Board of Directors of the Corporation, as such Board of Directors was constituted one (1) year prior to the Change in Control, who were not employees of the Corporation or an Affiliate one (1) year prior to the Change in Control.

                   (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

                   (i) Constructive Termination. As used herein, the term "Constructive Termination" shall mean a material reduction in salary or benefits, a material change in responsibilities, or a requirement to relocate, except for office relocations that would not increase the Employee's one-way commute distance by more than forty (40) miles.

                   (j) Qualifying Termination. As used herein, the term "Qualifying Termination" shall mean that during the term of this Agreement and within three (3) years after the occurrence of a Change in Control, the Employee's employment is involuntarily terminated for any reason by the Corporation, including a Constructive Termination as defined in Subsection
                          (i) above.

                   (k) Employment at Will; Limitation of Remedies. The Corporation and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

                   (l) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

                   (m) Benefit Coverage Non-Additive. In the event that the Employee is entitled to life insurance and health plan coverage under more than one provision hereunder, only one provision shall apply, and neither the periods of coverage nor the amounts of benefits shall be additive.

                   (n) Assignment of Agreement by Corporation. The Corporation may assign its rights under this Agreement to an Affiliate, and an Affiliate may assign its rights under this Agreement to another Affiliate or to the Corporation. In the case of any such assignment, the term "Corporation" when used in this Agreement shall mean the entity that actually employs the Employee.


               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.


                                          AIRTOUCH COMMUNICATIONS




                                          By
                                             -----------------------------

                                          Title
                                                --------------------------



                                          --------------------------------
                                                      Employee


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